[EXHIBIT 1 TO FORM S-3]

                              $75,000,000

                           Colonial Gas Company

                    Secured Medium Term Notes, Series B
             Due from 9 Months to 40 years from Date of Issue


                          DISTRIBUTION AGREEMENT


                                                            March ___, 1998



Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri  63103

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
World Financial Center
North Tower
New York, New York  10281

Ladies and Gentlemen:

     Colonial Gas Company, a Massachusetts corporation (the "Company"), confirms its agreement with Salomon Brothers Inc, A.G. Edwards & Sons, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Secured Medium Term Notes, Series B, due from 9 months to 40 years from date of issue (the "Notes"). The Notes are to be issued as a new series of first mortgage bonds under the Company's Second Amended and Restated First Mortgage Indenture to State Street Bank and Trust Company, as trustee (the "Trustee"), dated as of June 15, 1992, as heretofore supplemented and as it is to be further supplemented by a Fourth Supplemental Indenture, dated as of March ___, 1998 (the "Supplemental Indenture") (said Indenture, as heretofore supplemented and as it is to be further supplemented, being hereinafter referred to as the "Mortgage"). As of the date hereof, the Company has authorized the issuance and sale of up to $75,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the applicable Agent) to an Agent as principal for resale to purchasers.

     On March 24, 1998, the Company filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333 - ) under the Securities Act of 1933 (the "1933 Act") relating to $75,000,000 aggregate principal amount of the Company's secured medium term notes and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Mortgage has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statement that may be filed by the Company for the purpose of registering additional secured medium term notes of the Company and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part of such registration statement, and any prospectus or pricing supplements relating to the Notes, including all documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the 1933 Act (the "Incorporated Documents"), as from time to time amended or supplemented, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to an Agent for such use.

     All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any Incorporated Document after the time of execution of this Agreement; provided, however, that any supplement to the Prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations with respect to an offering of securities of the Company, other than the Notes, shall not be deemed to be a supplement to, or a part of, the Prospectus.


SECTION 1.     Appointment as Agents.

     (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents as its agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Agents are authorized to appoint a sub-agent or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, the Company will not contact or solicit potential investors introduced to it by an Agent to purchase the Notes. The Company may appoint, upon 30 days prior written notice to the Agents, additional persons to serve as Agents hereunder, but only if each such additional person agrees to be bound by all of the terms of this Agreement as an Agent.

     (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, each Agent will use its reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company and the Department of Telecommunications and Energy of the Commonwealth of Massachusetts (formerly known as the Department of Public Utilities ) (the "DTE") from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement or applicable DTE authorizations. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

     (c) Solicitations as Agent; Purchases as Principal. In soliciting purchases of the Notes on behalf of the Company, the Agents shall act solely as agents for the Company and not as principal. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. An Agent shall not have any obligation to purchase Notes from the Company as principal, but each Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with
Section 3(b) hereof.

     (d) Reliance. The Company and each Agent agree that any Notes the placement of which such Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.     Representations and Warranties.

     (a) The Company represents and warrants to each Agent, and agrees with each Agent, as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through such Agent as agent or to the Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by any Current Report on Form 8-K relating exclusively to the issuance of Notes under the Registration Statement, unless the Agents shall otherwise specify to the Company that the following representations and warranties are applicable thereto) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iii) Registration Statement and Prospectus. The Registration Statement, at the Effective Date, complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the SEC promulgated thereunder (the "1939 Act Regulations"). The Registration Statement, at the Effective Date, did not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof, does not, and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to any statements in or omissions from the Statement of Eligibility of the Trustee under the Mortgage on Form T-1 (the "Form T-1"). As used herein, the term "Effective Date" means the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the SEC under the 1933 Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the SEC under the 1934 Act.

          (iv) Incorporated Documents. The Incorporated Documents, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v)   Accountants.   Grant  Thornton  LLP,  the  accountants  who
     audited the financial statements included or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations (hereinafter, the "Accountants").

          (vi) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (vii) Authorization and Validity of this Agreement, the Mortgage and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company; the Mortgage has been duly authorized, executed and delivered by the Company and qualified under the 1939 Act and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the applicable DTE authorizations and the provisions of this Agreement and the Mortgage against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement in accordance with Section 3(b) hereof, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law);
     the  Notes  and  the  Mortgage  will  be  substantially  in  the  form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided and security afforded by the Mortgage.

          (viii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material to the Company and its subsidiaries considered as one enterprise.


          (ix) No Defaults; No Conflicts. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in the Mortgage or any other material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties is bound; the execution and delivery of this Agreement and the Supplemental Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject (except pursuant to the Mortgage), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any such subsidiary or any applicable law, administrative regulation or administrative or court order or decree applicable to the Company or any such subsidiary.

          (x) Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or any Terms Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xi) Regulatory Approvals. The Company is subject to the jurisdiction of the DTE which is vested with powers of supervision, regulation and control over various matters including the issuance of securities. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale by the Company of the Notes hereunder, except (i) for on order of the DTE issued December 9, 1997 (D.P.U./D.T.E. 97-83) (the "DTE Order") authorizing the issuance and sale by the Company of up to $45,896,060 aggregate principal amount of Notes, subject to reduction in the event of the issuance of certain other securities of the Company (the "Authorized Notes") on terms consistent with this Agreement and any applicable Terms Agreement, which order has been obtained and is in full force and effect, (ii) Additional DTE Orders (as defined in Section 4(a) hereof) authorizing the issuance and sale by the Company of the Notes in aggregate principal amount greater than the aggregate principal amount of the Authorized Notes (the "Additional Notes") on terms consistent with this Agreement and any applicable Terms Agreement, which orders will have been obtained and will be in full force and effect prior to the issuance and sale of the Additional Notes by the Company, and (iii) as otherwise may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or blue sky laws.

          (xii) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple (or its equivalent under applicable law) to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (xiii) Statutory Authority, Franchises, Permits, Easements and Consents. The Company and its subsidiaries have statutory authority, franchises, permits, easements and consents free from unduly burdensome restrictions and adequate for the conduct of the respective businesses in which they are engaged.

          (xiv) No Labor Disputes. Except as set forth in the Registration Statement and the Prospectus, no labor disturbance by the employees of the Company or any subsidiary exists or is imminent which might be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

          (xv) Public Utility Holding Company Act. Neither the Company nor any of its subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of such a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935 (the "1935 Act").

          (xvi) Environmental and Other Matters. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries (in the case of matters relating to environmental protection, occupational safety and health and equal employment opportunity, to the best of its knowledge) (a) is in violation of any laws, ordinances, governmental rules and regulations to which it is subject or (b) has failed to obtain any licenses, permits, franchises or other governmental authorizations, necessary to the ownership of its property or to the conduct of its business, which violation or such failure to obtain could reasonably be expected to materially adversely affect the business, business prospects, profits, properties or condition (financial or otherwise) of the Company and its subsidiaries considered as one enterprise.

          (xvii) Contingent Liabilities. To the best knowledge of the Company, after reasonable investigation, the Company and its subsidiaries have no material contingent liability which is not disclosed in the Registration Statement and the Prospectus, including the financial statements and related notes.

          (xviii) Ratings. The Notes, prior to any issuance thereof, will be rated Baa 1 by Moody's Investors Service, Inc. and A by Standard & Poor's or such other rating as to which the Company shall have most recently notified the Agents of pursuant to Section 4(a) hereof.

          (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.     Solicitations as Agent; Purchases as Principal.

     (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from time to time as requested by the Company upon the terms and conditions set forth herein and in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable, upon receipt of instructions from the Company, such Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. An Agent may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

     The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such pricing supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

      (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally with written confirmation prepared by such Agent or Agents and mailed or sent by facsimile transmission to the Company) between such Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the applicable Agent. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the price to the public, the time and place of delivery of and payment for such Notes, any provisions applicable to the failure of any Agents (if more than one) to purchase and pay for the Notes it has agreed to purchase and pay for thereunder, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. Each Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the stand-off agreement, the officers' certificate, opinions of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof.

      (c) Administrative Procedures. The Notes will be issued in accordance with the Administrative Procedures specified in Exhibit B hereto as may be amended from time to time by written agreement between the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.     Covenants of the Company.

     The Company covenants and agrees with each Agent as follows:

      (a) Notice of Certain Events. The Company will notify the Agents immediately, and confirm such notice in writing, (i) of the effectiveness of any amendment to the Registration Statement (which shall not include the filing of any Incorporated Document), (ii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus,
(iii) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (v) the issuance of any order or orders of the DTE (each, an "Additional DTE Order") authorizing the issuance and sale by the Company of the Additional Notes, (vi) the expiration or modification of the DTE Order or any Additional DTE Orders and (vii) any change in the rating assigned by any nationally recognized statistical rating organization to the Notes or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Notes or the withdrawal by any nationally recognized statistical rating organization of its rating of the Notes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (which shall not include the filing of any Incorporated Document) or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and, in any case, including the filing of any Incorporated Document, will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

      (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and Incorporated Documents) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

      (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

     (e) Prospectus Revisions -- Material Changes. Except as otherwise provided in subsection (l) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and, if such information is required to be described or is proposed to be described by the Company in a filing under the 1933 Act or the 1934 Act, shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (l) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the Accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (h) Earning Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (i)    Blue   Sky  Qualifications.   The  Company  will  endeavor,  in
cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate and as shall be subject to the reasonable approval of the Company, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in compliance with the 1934 Act and the 1934 Act Regulations.

     (k)   Stand-Off  Agreement.   If  required  pursuant to the terms of a
Terms Agreement, between the date of such Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the applicable Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement, bank
borrowings,   leases  and  commercial  paper  in  the  ordinary  course  of business).

     (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section 4 or the provisions of subsections (b), (c), (d) or (f) of
Section 7 during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any of the Agents. However, prior to instructing the Agents to resume the solicitation of offers to purchase Notes or prior to entering into a new Terms Agreement, the Company shall be required to comply with the provisions of subsections (b), (c) and (d) of Section 7, by delivering or causing to be delivered the certificates, opinions or letters which would have otherwise been required under each such subsection unless the Agents otherwise determine in their sole discretion that such documents in respect of prior periods need not be delivered.

     (m) Condition to Agency Transactions. Any person who has agreed to purchase Notes as the result of an offer to purchase solicited by an Agent shall have the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Procedures, (i) there has been, since the date on which such person agreed to purchase the Notes (the "Trade Date"), or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or
(ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

SECTION 5.     Conditions of Obligations.

     The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through each Agent as agent, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

      (a)  Legal  Opinions.   On  the  date  hereof,  the Agents shall have
received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

          (1) Opinion of Company Counsel. The opinion of Palmer & Dodge LLP, counsel to the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

               (iii) Each Significant Subsidiary of the Company (as identified by the Company) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and, except for directors' qualifying shares, is owned of record and, to the best of such counsel's knowledge, beneficially by the Company, directly or through subsidiaries, and, to the best of such counsel's knowledge, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

               (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (v) The Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and, as amended by the Supplemental Indenture, the Mortgage constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagees' or other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law).

               (vi) The Notes are in due and proper form, have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and the Mortgage and, when issued, authenticated and delivered pursuant to the applicable DTE authorizations and the provisions of this Agreement and the Mortgage against payment of the consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting enforcement of mortgagee's and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), and each holder of Notes will be entitled to the benefits provided and security afforded by the Mortgage ratably with the holders of all other first mortgage bonds issued thereunder.

               (vii) The statements and summaries of documents in the Prospectus under the caption "Description of Notes" are accurate in all material respects.

               (viii)    The Mortgage is qualified under the 1939 Act.

               (ix) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

               (x) The Registration Statement, at the Effective Date, and the Prospectus, as of the date hereof (other than in each case financial statements and other financial or statistical data included or incorporated by reference therein and the Form T-1, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act, the 1933 Act Regulations and the 1939 Act Regulations.

               (xi) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those that are disclosed therein.

               (xii) To the best of such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in the Mortgage or any other contract, indenture, mortgage, loan agreement, note or lease identified by management as being material to the Company to which it is a party or by which it or any of them or their properties may be bound. To the best of such counsel's knowledge, the execution and delivery of this Agreement and of the Mortgage, and the consummation by the Company of the transactions contemplated by this Agreement and the Notes and the incurrence of the obligations therein contemplated will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument identified by management as being material to the Company and to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any such subsidiary is subject (except pursuant to the Mortgage), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any such subsidiary or any applicable law, administrative regulation or administrative or court order or decree applicable to the Company or any such subsidiary.

               (xiii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

               (xiv) No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1939 Act Regulations, (ii) the DTE Order, which has been obtained, and, to the best of such counsel's knowledge, is in full force and effect and is sufficient for the issuance and sale of the Authorized Notes by the Company, (iii) any Additional DTE Orders with respect to the issuance and sale of Additional Notes by the Company and (iv) such as may be required under state securities or blue sky laws.

               (xv) Each Incorporated Document complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

               (xvi) The Company and its subsidiaries have the statutory authority, franchises, permits, easements and consents adequate to conduct the businesses in which they are respectively engaged without legal restrictions that would materially affect their ability to so conduct such business.

               (xvii) Neither the Company nor any of its subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of such a "subsidiary company" within the meaning of the 1935 Act.

          (2) Opinion of Local Counsel for the Company. The opinion of local counsel to the Company, who shall be reasonably acceptable to the Agents, to the effect that:

               (i)   The  Company  has good and clear record and marketable
          title to its parcels of real estate and personal property constituting fixtures described in such opinion and subject, or intended to be subject, to the lien of the Mortgage free of encumbrances except the lien of the Mortgage, liens for current taxes not yet due and minor exceptions which, in the opinion of such counsel, are of the nature ordinarily found in properties of similar character and magnitude and which cannot in any substantial way interfere with their use in the operation of the business of the Company.

               (ii) The Mortgage contains descriptions of the parcels of real estate and personal property constituting fixtures described in such opinion and included therein adequate to subject them to the lien of the Mortgage.

               (iii) The Mortgage has been duly recorded as a real estate mortgage, duly filed as a chattel mortgage and financing statements consisting of a true copy of the Mortgage or incorporating the Mortgage by reference to documents already on record have been duly filed in all offices in which such recording or filing is necessary in order to create, and the Mortgage does create, a valid, direct first mortgage lien on and perfected security interest in all property described in such opinion and specifically or generally described or referred to in the Mortgage as subject to the lien of the Mortgage, subject to no prior lien except as stated in the Mortgage and except for encumbrances permitted by the Mortgage and subject to current taxes not yet due; and no further filing, recording or refiling or rerecording is necessary except as specified in such opinion in order to maintain such valid, direct first mortgage lien.

          In giving its opinion required by clause (i) of this subsection, such local counsel may rely on substantially equivalent prior opinions of counsel to the Company with respect to properties described as subject to the lien of the Mortgage as of the date of the First Supplemental Indenture to the Mortgage, provided that such counsel, in its opinion, identify such prior opinions and state that it believes that such prior opinions are satisfactory in form and scope.

          (3) Opinion of Counsel for the Agents. The opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Agents, covering the matters referred to in subparagraph (1) under the subheadings (iv),
     (v), (vi), (vii) (viii), (ix) and (x) above. In giving such opinion, counsel for the Agents (i) need not opine as to the Company's title to properties or the nature and extent of the lien of the Mortgage and
     (ii) may rely as to all matters of Massachusetts law and legal conclusions based thereon, upon the opinion of Palmer & Dodge LLP required by subsection (a)(1) of this Section 5.

          (4)   In  giving their opinions required by subsection (a)(1) and
     (a)(3) of this Section 5, Palmer & Dodge LLP and Winthrop, Stimson, Putnam & Roberts shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of any Terms Agreement, and at the Settlement Date with respect thereto, as the case may be, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need not render an opinion with respect to financial statements and other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus, as to the Form T-1 or as to the information contained in the Prospectus under the caption "Description of Notes--Book-Entry Notes."

     (b) Officers' Certificate. At the date hereof the Agents shall have received a certificate of the President or any Vice President and the chief financial officer, chief accounting officer, treasurer or controller of the Company and dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business except as set forth therein, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate,
(iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC, and (v) the DTE Order issued relating to the issuance and the sale of the Authorized Notes is in full force and effect and is sufficient to authorize the issuance and sale of the Authorized Notes.

     (c) Comfort Letter. On the date hereof (and subject to the Agents providing such representations to the Accountants as may be necessary under SAS No. 72), the Agents shall have received a letter from the Accountants dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

          (ii) In their opinion, the consolidated financial statements and supporting schedules of the Company and its subsidiaries examined by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to a registration statement on Form S-3 and the 1934 Act and the 1934 Act Regulations.

          (iii) They have performed procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consoli-dated financial statements included in the Registration Statement and the Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, (B) any material modifications should be made to said unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles, or (C) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause
     (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel for the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel for the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earning statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof and the provisions set forth under Section 15 hereof shall remain in effect.


SECTION 6.     Delivery of and Payment for Notes Sold through the Agents.

     Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company?s account.

SECTION 7.     Additional Covenants of the Company.

     The Company covenants and agrees with the Agents that:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the applicable Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) Subsequent Delivery of Officers' Certificate. Except as otherwise provided in Section 4(l), each time that the Registration Statement or the Prospectus shall be amended or supplemented, including without limitation through the filing with the SEC of any Incorporated Document (other than any Current Report on Form 8-K relating exclusively to the issuance of Notes under the Registration Statement, unless the Agents shall otherwise specify) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents is true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to (i) the Registration Statement and the Prospectus as amended and supplemented to such time and (ii) with respect to clause (v) of said Section 5(b), the DTE Order and any Additional DTE Orders issued and in effect as of such time relating to the issuance and sale of the Notes) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said
Section 5(b), modified as necessary to relate to (i) the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate and (ii) with respect to clause (v) of said
Section 5(b), the DTE Order and any Additional DTE Orders issued and in effect as of such time relating to the issuance and sale of the Notes.

     (c) Subsequent Delivery of Opinion of Company Counsel. Except as otherwise provided in Section 4(l), each time that the Registration Statement or the Prospectus shall be amended or supplemented, including without limitation through the filing with the SEC of any Incorporated Document (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agent shall otherwise specify), or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Palmer & Dodge LLP, counsel to the Company, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to (i) the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and
(ii) with respect to clause (xiv) of said Section 5(a)(1), the DTE Order and any Additional DTE Orders issued and in effect as of such time relating to the issuance and sale of the Notes; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to (i) the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance and (ii) with respect to clause (xiv) of said Section 5(a)(1), the DTE Order and any Additional DTE Orders issued and in effect as of such time relating to the issuance and sale of the Notes).

     (d) Subsequent Delivery of Comfort Letter. Except as otherwise provided in Section 4(l), each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any Incorporated Document which contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause the Accountants forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of
Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

     (e) Subsequent Delivery of Opinion of Local Counsel. Each time that the Company sells Notes pursuant to this Agreement or a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of local counsel to the Company, who shall be reasonably acceptable to the Agents, dated the date of such sale in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a)(2) hereof; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance.

     (f) Subsequent Delivery of DTE Additional Orders. Except as otherwise provided in Section 4(l), each time that the Company gives to the Agents the written notification required by Section 4(a)(v) of this Agreement, the Company shall concurrently deliver to each Agent (i) a certified copy of each DTE Additional Order and (ii) the written opinion of Palmer & Dodge LLP to the effect that such DTE Additional Order, to the best of such counsel's knowledge, is in full force and effect and sufficient for the issuance and sale by the Company of the aggregate principal amount of Additional Notes referenced in such opinion. The Company will not request any Agent to solicit offers to purchase Notes unless a DTE order authorizing the Company to issue and sell such Notes is in effect.

SECTION 8.     Indemnification.

     (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless (1) such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Agents expressly for use in the Registration Statement or the Prospectus or (2) any such loss, liability, claim, damage or expense of such Agent results from the fact that such Agent sold Notes to a person as to whom it shall be established by the Company that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such Agent and the loss, liability, claim, damage or expense of such Agent results from an untrue statement or omission of a material fact contained in the Prospectus which was identified in writing at such time to such Agent and corrected in the Prospectus as then amended or supplemented;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

             (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     (b) Indemnification of Company. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement except to the extent that the indemnifying party is actually and substantially prejudiced as a result of such failure. An indemnifying party may participate at its own expense in the defense of such action and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action, the indemnifying party will not be liable to such indemnified party under this indemnity agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of such action if (i) the indemnified party has concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party or (ii) a conflict or potential conflict exists (based on advice of counsel to such indemnified party) between the indemnified party and the indemnifying party which, as a result, in either case, would make it inappropriate for the indemnifying party to assume such defense. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9.     Contribution.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.    Payment of Expenses.

     Except as set forth in a Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b)  The preparation, filing and reproduction of this Agreement;

          (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

          (d) The fees and disbursements of the Accountants and its counsel and of the Trustee and its counsel;

          (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

          (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any blue sky survey;

          (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (h) The preparation, printing, reproducing, recordation and delivery to the Agents of copies of the Supplemental Indenture and all supplements and amendments thereto;

          (i) Any fees charged by rating agencies for the rating of the Notes;

          (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

          (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

          (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes;

          (m) The fees and expenses of any depository and any nominees thereof in connection with the Notes; and

          (n) The fees and expenses, if any, incurred in connection with any filing with or approval by the DTE in connection with the issuance of the Notes.

SECTION  11.  Representations,  Warranties  and  Agreements  to  Survive
              Delivery.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.    Termination.

     (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or an Agent upon the giving of 30 days' written notice of such termination to the other party hereto.

     (b) Termination of a Terms Agreement. The applicable Agent may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the applicable Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination
(a) each Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of
Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11 and 15 hereof shall remain in effect.

SECTION 13.    Notices.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Colonial Gas Company
          40 Market Street
          Lowell, Massachusetts  01853
          Attention:  Dennis W. Carroll, CPA
                     Vice President and Treasurer

     If to the Agents:

          Salomon Brothers Inc
          Seven World Trade Center
          New York, New York  10048
          Attention:  Marianne Spinelli,
          Legal Department, 32nd Floor


          A.G. Edwards & Sons, Inc.
          One North Jefferson Avenue
          St. Louis, Missouri  63103
          Attention:  Debt Syndicate, Karen Clay-Middleton

          Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
          World Financial Center
          North Tower, 10th Floor
          New York, New York  10281-1310
          Attention:  MTN Product Management

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.    Governing Law.

     The rights and duties of the Company and the Agents under this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.    Parties.

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.


     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counter-part hereof, whereupon this instrument along with all counter-parts will become a binding agreement between the Agents and the Company in accordance with its terms.

                              Very truly yours,

                              Colonial Gas Company


                              By:
                                 Name:
                                 Title:

Accepted:

Salomon Brothers Inc


By:  ________________________________
      Name:
      Title:


A.G. Edwards & Sons, Inc.


By:  ________________________________
      Name:
      Title:


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated


By:  ________________________________
      Name:
      Title:


                                SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                              PERCENT OF
MATURITY RANGES                               PRINCIPAL AMOUNT

From 9 months but less than 1 year                      .125%

From 1 year but less than 18 months                     .150

From 18 months but less than 2 years                    .200

From 2 years but less than 3 years                      .250

From 3 years but less than 4 years                      .350

From 4 years but less than 5 years                      .450

From 5 years but less than 6 years                      .500

From 6 years but less than 7 years                      .550

From 7 years but less than 10 years                     .600

From 10 years but less than 15 years                    .625

From 15 years but less than 20 years                    .700

From 20 years to and including 30 years                 .750

More than 30 years                                         *

* Commission on Notes with maturities of more than 30 years shall be agreed to by the Company and the applicable Agent at the time of such transaction.

                                                                  EXHIBIT A

     The following terms, if applicable, shall be agreed to by the applicable Agent and the Company pursuant to each Terms Agreement:

          Principal Amount: $_______
          Interest Rate:
          Interest Payment Dates:

               If Redeemable at the Option of the Company:

                    Initial Redemption Date:
                    Initial Redemption Percentage:
                    Annual Redemption Percentage Reduction:
                    Other Redemption Terms:

               If Repayable at the Option of the Holder:

                    Optional Repayment Date(s):
                    Optional Repayment Price(s):

               Date of Maturity:
               Purchase Price:  ___%, plus accrued interest,
	          if any, from  _________
               Price to Public:  ___%, plus accrued interest,
                  if any, from  _________
               Settlement Date and Time:
               Stand-off Period (if any):
               Provisions applicable to the failure of any Agents (if more than one) to purchase and pay for the Notes it has agreed to purchase and pay for hereunder:
               Additional Terms:

Also, agreement as to whether the following will be required:

          Officer's Certificate pursuant to Section 7(b)

          of the Distribution Agreement.
          Legal Opinion pursuant to Section 7(c)of the
          Distribution Agreement.
          Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.
          Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                                                          EXHIBIT B


                       Administrative Procedures For
                           Colonial Gas Company
                    Secured Medium Term Notes, Series B
             Due From 9 Months to 40 Years From Date Of Issue

                       (Dated as of March __, 1998)

     Secured Medium Term Notes, Series B (the "Notes") in the aggregate principal amount of up to $75,000,000 are to be offered on a continuing basis by Colonial Gas Company (the "Company") through Salomon Brothers Inc, A.G. Edwards & Sons, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

     The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated March __, 1998 (the "Distribution Agreement"). The Notes are to be issued as a new series of first mortgage bonds under the Company's Second Amended and Restated First Mortgage Indenture to State Street Bank and Trust Company, as trustee, dated as of June 15, 1992, as heretofore supplemented and as it is to be further supplemented by a Fourth Supplemental Indenture, dated as of March __, 1998 (said First Mortgage Indenture, as heretofore supplemented and as it is to be further supplemented, the "Mortgage"). The Registration Statement (as defined in the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The Prospectus included in the Registration Statement is herein referred to as the "Prospectus." A pricing supplement with respect to the specific terms of any Notes is herein referred to as a "Pricing Supplement."

     The Notes will either be issued (a) in book-entry form (a "Book-Entry Note or Notes") and represented by one or more fully registered Notes (each, a "Global Note or Notes") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note or Notes") delivered to the purchaser thereof or a person designated by such purchaser. Except in the limited circumstances described in the Prospectus or a Pricing Supplement, owners of beneficial interests in Book-Entry Notes will not be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests.

     General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Book-Entry Notes will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof.

                      PART I:  PROCEDURES OF GENERAL
                               APPLICABILITY

 Date of Issuance/
   Authentication:


   Each  Note will be dated as of the date of its
   authentication  by  the  Trustee.   Each  Note
   shall also bear an original issue date (each, an "Original Issue Date"). The Original Issue
   Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.


 Maturities:



   Each  Note  will mature on a date which is not
   less  than  nine  months  nor  more than forty
   years   from  its  Original  Issue  Date  (the
   "Stated   Maturity   Date")  selected  by  the
   investor or other purchaser and agreed to by the Company.



 Registration:


   Unless  otherwise  provided  in the applicable
   Pricing Supplement, Notes will be issued only in fully registered form.



 Denominations:



   Unless  otherwise  provided  in the applicable
   Pricing  Supplement,  the Notes will be issued
   in   denominations   of  $1,000  and  integral
   multiples thereof.


 Redemption/Repayment:


   The Notes will be subject to redemption by the
   Company  in  accordance  with the terms of the
   Notes, which will be fixed at the time of sale
   and   set  forth  in  the  applicable  Pricing
   Supplement.   If no initial redemption date is
   indicated with respect to a Note, such Note will not be redeemable prior to its Stated
   Maturity Date.





   The Notes will be subject to repayment at the option of the holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no optional repayment date is indicated with respect to a Note, such Note will not be repayable at the option of the holder prior to its Stated
   Maturity Date.




 Calculation of Interest:



   Interest   (including   payments  for  partial
   periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.


 Interest:



   General.   Each  Note  will  bear  interest in
   accordance  with  its terms.  Unless otherwise
   provided in the applicable Pricing Supplement,
   interest  on  each  Note  will accrue from and
   including the Original Issue Date of such Note
   for the first interest period or from the most
   recent   Interest  Payment  Date  (as  defined
   below) to which interest has been paid or duly
   provided  for  all subsequent interest periods
   to   but  excluding  the  applicable  Interest
   Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).



   If  an  Interest  Payment Date or the Maturity
   Date  with  respect to any Note falls on a day
   that is not a Business Day (as defined below),
   the  required  payment  to be made on such day
   need  not be made on such day, but may be made
   on  the  next succeeding Business Day with the
   same  force and effect as if made on such day,
   and  no  interest shall accrue on such payment
   for  the period from and after such day to the
   next  succeeding Business Day.  "Business Day"
   means  any  day,  other  than  a  Saturday  or
   Sunday,  that is neither a legal holiday nor a
   day   on   which   banking   institutions  are
   authorized or required by law, regulation or executive order to close in The City of New
   York or the City of Boston.


   Interest  Payment  Dates.   Interest  payments
   will be made on the Maturity Date and each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date.




   Interest payments on the Notes will be made semi-annually in arrears on the dates set forth in the applicable Pricing Supplement and on the Maturity Date.


   Acceptance and Rejection
   of Offers:

   The  Company  shall  have  the  sole  right to
   accept  offers  to  purchase  Notes  from  the
   Company and may reject any such offer in whole
   or  in  part.  Each Agent shall communicate to
   the   Company,  orally  or  in  writing,  each
   reasonable  offer  to  purchase Notes from the
   Company received by it.  Each Agent shall have
   the   right,   in  its  discretion  reasonably
   exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.


 Preparation of Pricing
   Supplement:



   If any offer to purchase a Note is accepted by
   the Company, the Company, with the approval of
   the  Agent  which  presented  such  offer (the
   "Presenting  Agent"),  will  prepare a Pricing
   Supplement  reflecting  the terms of such Note
   and  file  such Pricing Supplement relating to
   such   Notes  and  the  plan  of  distribution
   thereof    (as    such    Pricing   Supplement
   supplements  the Prospectus, the "Supplemented
   Prospectus"),    with    the   Commission   in
   accordance  with  Rule 424 under the Act.  The
   Presenting  Agent  will  cause  a Supplemented
   Prospectus to be delivered to the purchaser of the Note.


   The  Company  shall have delivered a completed
   Pricing  Supplement,  via  next  day  mail  or
   telecopy  to arrive no later than 11 AM on the
   Business  Day following the trade date, to the
   Presenting  Agent  at the following locations:
   Salomon Brothers Inc at the following address:
   Salomon   Brothers   Inc,  Seven  World  Trade
   Center,  32nd Floor, New York, New York 10048,
   Attention:    Legal   Department  -- Marianne
   Spinelli, Telephone: (212) 783-5891, Telecopy:
   (212)  783-2274;  to A.G. Edwards & Sons, Inc.
   at  the  following  address:   A.G.  Edwards &
   Sons,  Inc.,  One  North Jefferson Avenue, St.
   Louis,   Missouri    63103,  Attention:   Debt
   Syndicate  -- Karen Clay-Middleton, Telephone:
   (314) 955-5000, Telecopy:  (314) 955-5989; and
   to Merrill Lynch & Co., Merrill Lynch, Pierce,
   Fenner  &  Smith Incorporated at the following
   address:  Tritech Services, 40 Colonial Drive,
   Piscataway,   New   Jersey  08854,  Attention:
   Prospectus    Operations/Nachman    Kimerling,
   Telephone:   (908)  885-2768, Telecopy:  (908)
   885-2774,  with  a  copy  to:  Merrill Lynch &
   Co.,  Merrill  Lynch,  Pierce,  Fenner & Smith
   Incorporated,  World  Financial  Center, North
   Tower,   10th   Floor,   New  York,  New  York
   10281-1310,     Attention:      MTN    Product
   Management,    Telephone:    (212)   449-7476,
   Telecopy:    (212)  449-2234.   Also,  a  copy
   should  be sent to Winthrop, Stimson, Putnam &
   Roberts, One Battery Park Plaza, New York, New
   York  10004, Attention:  David P. Falck, Esq.,
   Telephone:   (212)  858-1438, Telecopy:  (212)
   858-1500.





   In  each instance that a Pricing Supplement is
   prepared,  the  Agents will affix such Pricing
   Supplement to the Prospectus prior to its use.
   Outdated    Pricing   Supplements,   and   the
   Prospectuses to which they are attached (other
   than   those  retained  for  files),  will  be
   destroyed.


    Settlement:


   The  receipt of immediately available funds by
   the  Company  in  payment  for  a Note and the
   authentication   and  delivery  of  such  Note
   shall,  with  respect to such Note, constitute
   "settlement."   Offers accepted by the Company
   will  be  settled  on  the  date that is three
   Business Days after the date of the acceptance
   of  the  offer,  or  at such later time as the
   purchaser,  the  Trustee and the Company shall
   agree,   pursuant   to   the   timetable   for
   settlement  set  forth  in  Parts  II  and III
   hereof    under    the   caption   "Settlement
   Procedures"  with  respect to Global Notes and
   Certificated    Notes,    respectively.     If
   procedures   A   and   B   of  the  applicable
   Settlement   Procedures   with  respect  to  a
   particular  offer  are  not  completed  on  or
   before the time set forth under the applicable
   "Settlement  Procedures Timetable," such offer
   shall  not  be  settled until the Business Day
   following   the   completion   of   settlement
   procedures A and B or such later date as the purchaser and the Company shall agree.


   In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed between the Agent and the Company pursuant to the applicable
   Terms Agreement.


 Suspension of Solicitation;
   Amendment or Supplement:


   The Company may instruct the Agents to suspend
   solicitation  of  purchases at any time.  Upon
   receipt  of  such instructions the Agents will
   forthwith  suspend  solicitation  of offers to
   purchase  from  the Company until such time as
   the Company has advised them that solicitation
   of  offers to purchase may be resumed.  If the
   Company  decides  to  amend  the  Registration
   Statement    (including    incorporating   any
   documents  by reference therein) or supplement
   any   of  such  documents,  it  will  promptly
   furnish  the  Agents  and  their  counsel with
   copies   of   the   amendment  (including  any
   document   proposed   to  be  incorporated  by
   reference therein) or supplement.  One copy of
   such  filed document, along with a copy of the
   cover  letter  sent to the Commission, will be
   telecopied  or  mailed  to  the  Agents at the
   following   respective   addresses:    Salomon
   Brothers  Inc,  Seven World Trade Center, 32nd
   Floor,  New  York,  New  York 10048, Telecopy:
   (212) 783-2274, Attention:  Legal Department -
   Marianne Spinelli;  A.G. Edwards & Sons, Inc.,
   One   North   Jefferson   Avenue,  St.  Louis,
   Missouri  63103,  Telecopy:   (314)  289-5489,
   Attention:     Debt    Syndicate    --  Karen
   Clay-Middleton;  and  to  Merrill Lynch & Co.,
   Merrill   Lynch,   Pierce,   Fenner   &  Smith
   Incorporated,  World  Financial  Center, North
   Tower,   10th   Floor,   New  York,  New  York
   10281-1310,     Attention:      MTN    Product
   Management, Telecopy:  (212) 449-2234.  A copy
   of   such   filed   document  should  also  be
   telecopied or mailed to Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New
   York,  New  York  10004,  Attention:  David P.
   Falck, Esq., Telecopy:  (212) 858-1500.



   In the event that at the time the solicitation
   of  offers  to  purchase  from  the Company is
   suspended    there   shall   be   any   orders
   outstanding  which  have not been settled, the
   Company  will  promptly  advise the Agents and
   the Trustee whether such orders may be settled
   and   whether  copies  of  the  Prospectus  as
   theretofore  amended and/or supplemented as in
   effect  at  the  time of the suspension may be
   delivered in connection with the settlement of
   such  orders.   The Company will have the sole
   responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.



 Delivery of Supplemented
   Prospectus:


   A   copy   of  the  most  recent  Supplemented
   Prospectus   must  accompany  or  precede  the
   earlier of (a) the written confirmation of a sale sent to a customer or the agent of such customer, and (b) the delivery of Notes to a customer or the agent of such customer.



 Authenticity of
   Signatures:


   The   Agents   will   have  no  obligation  or
   liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.


 Documents Incorporated by
   Reference:



   The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the Registration Statement.




                 PART II:  PROCEDURES FOR BOOK-ENTRY NOTES

     In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated March __, 1998, and a Medium Term Note Certificate Agreement, dated August 21, 1989, between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").


 Issuance:


   All  Book-Entry Notes having the same Original
   Issue  Date, interest rate and Stated Maturity
   will  be  represented  initially  by  a single
   Global  Note.   Owners of beneficial interests
   in  Global  Notes will be entitled to physical
   delivery   of   Certificated  Notes  equal  in
   principal    amount    to   their   respective
   beneficial interests only upon certain limited circumstances described in the Prospectus.


 Identification:


   The   Company  has  arranged  with  the  CUSIP
   Service    Bureau   of   Standard   &   Poor's
   Corporation  (the  "CUSIP Service Bureau") for
   the  reservation  of  approximately  900 CUSIP
   numbers  which  have  been  reserved  for  and
   relating  to  Global Notes and the Company has
   delivered  to  the  Trustee  and DTC a written
   list  of such CUSIP numbers.  The Trustee will
   assign   CUSIP  numbers  to  Global  Notes  as
   described  below under Settlement Procedure B.
   DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes.





   The  Trustee  will  notify  the Company at any
   time  when fewer than 50 of the reserved CUSIP
   numbers  remain  unassigned  to  Global Notes,
   and,  if  it deems necessary, the Company will
   reserve    additional    CUSIP   numbers   for
   assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC.


 Registration:

   Each  Global  Note  will  be registered in the
   name of Cede & Co., as nominee for DTC, on the
   register  maintained  by the Trustee under the
   Mortgage.    The   beneficial   owner   of   a
   Book-Entry   Note   (i.e.,   an   owner  of  a
   beneficial  interest in a Global Note) (or one
   or   more   indirect   participants   in   DTC
   designated  by  such owner) will designate one
   or  more  participants in DTC (with respect to
   such  Note  issued  in  book-entry  form,  the
   "Participants")  to  act  as  agent  for  such
   beneficial   owner   in  connection  with  the
   book-entry  system  maintained by DTC, and DTC
   will  record in book-entry form, in accordance
   with    instructions    provided    by    such
   Participants, a credit balance with respect to
   such  Book-Entry  Note  in the account of such
   Participants.   The ownership interest of such
   beneficial  owner in such Book-Entry Note will
   be   recorded  through  the  records  of  such
   Participants or through the separate records of such Participants and one or more indirect participants in DTC.

   Transfers:


   Transfers   of   a   Global   Note   will   be
   accomplished  by book entries made by DTC and,
   in  turn,  by  Participants  (and  in  certain
   cases,  one  or  more indirect participants in
   DTC)    acting   on   behalf   of   beneficial
   transferors  and  transferees  of  such Global
   Note.


 Exchanges:


   The  Trustee  may deliver to DTC and the CUSIP
   Service  Bureau  at  any time a written notice
   specifying  (a)  the  CUSIP  numbers of two or
   more  Global  Notes  outstanding  on such date
   that  represent  Global  Notes having the same
   terms  (other  than  Original Issue Dates) and
   for  which  interest has been paid to the same
   date;  (b)  a date, occurring at least 30 days
   after  such written notice is delivered and at
   least 30 days before the next Interest Payment
   Date  for  the  related  Book-Entry  Notes, on
   which such Global Notes shall be exchanged for
   a  single  replacement  Global Note; and (c) a
   new  CUSIP  number, obtained from the Company,
   to  be  assigned  to  such  replacement Global
   Note.  Upon receipt of such a notice, DTC will
   send   to   its  participants  (including  the
   Trustee)  a  written  reorganization notice to
   the  effect  that  such exchange will occur on
   such  date.   Prior  to the specified exchange
   date,  the  Trustee  will deliver to the CUSIP
   Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global
   Note bearing the new CUSIP numbers and the CUSIP number of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.



 Payments of Principal,
   Premium, if any,
   and Interest:



   Payment  of  Interest  Only.  Promptly fifteen
   days  prior to each Interest Payment Date, the
   Trustee  will deliver to the Company and DTC a
   written  notice specifying by CUSIP number the
   amount  of  interest to be paid on each Global
   Note  on  the  following Interest Payment Date
   (other   than   an   Interest   Payment   Date
   coinciding  with  the  Maturity  Date) and the
   total  of  such amounts.  DTC will confirm the
   amount  payable  on  each  Global Note on such
   Interest  Payment  Date  by  reference  to the
   daily  bond  reports  published  by Standard &
   Poor's.   On  such  Interest Payment Date, the
   Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than at the Maturity Date), at the times and in the manner set forth below under "Manner of Payment."



   Payments  at  Maturity.  On or about the first
   Business Day of each month in which principal,
   premium,  if  any, and interest is to be paid,
   the  Trustee  will  deliver to the Company and
   DTC  a  written list of principal, premium, if
   any,  and  interest  to be paid on each Global
   Note maturing or otherwise becoming due in the
   following month.  The Trustee, the Company and
   DTC   will   confirm   the   amounts  of  such
   principal,   premium,  if  any,  and  interest
   payments with respect to each such Global Note
   on  or  about the fifth Business Day preceding
   the Maturity Date of such Global Note.  On the
   Maturity  Date,  the  Company  will pay to the
   Trustee,  and  the Trustee in turn will pay to
   DTC, the principal amount of such Global Note,
   together  with  interest  and premium, if any,
   due  on the Maturity Date, at the times and in
   the  manner  set  forth below under "Manner of
   Payment."   Promptly  after  payment to DTC of
   the  principal,  interest and premium, if any,
   due  on the Maturity Date of such Global Note,
   the  Trustee  will cancel such Global Note and
   deliver  it to the Company with an appropriate
   debit  advice.   On  the first Business Day of
   each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global
   Notes as of the immediately preceding Business
   Day.


   Manner  of  Payment.   The total amount of any
   principal,  premium,  if any, and interest due
   on  Global  Notes on any Interest Payment Date
   or  on  the Maturity Date shall be transferred
   by  the  Company  to the Trustee to an account
   designated  by  the Trustee in funds available
   for  use  by  the Trustee as of 9:30 a.m., New
   York  City  time,  on  such date.  The Company
   will  confirm  such instructions in writing to
   the  Trustee.   Prior  to 10:00 a.m., New York
   City time, on such date or as soon as possible
   thereafter,  the  Trustee  will  pay (but only
   from  funds  withdrawn  from  such account) by
   separate  wire transfer (using Fedwire message
   entry   instructions   in  a  form  previously
   specified by DTC) to an account at the Federal
   Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of and premium, if any, or interest on, such Global
   Notes to such Participants.


   Withholding  Taxes.   The  amount of any taxes
   required  under  applicable law to be withheld
   from  any  interest  payment  on a Global Note
   will   be   determined  and  withheld  by  the
   Participant,  indirect  participant  in DTC or
   other   Person   responsible   for  forwarding
   payments   and   materials   directly  to  the
   beneficial owner of such Global Note.

   Settlement Procedures:
                                                                               |
   Settlement Procedures with regard to each Book-Entry Note sold by each Agent as agent of the Company, will be as follows:

   A.   The  Presenting  Agent  will  advise  the
        Company by telephone (confirmed by facsimile) of the following settlement information:

      1.    Taxpayer identification number of the
            purchaser.

      2.   Principal amount.

      3.   Terms:

      a)   interest rate
      b)   interest payment dates

      4.   Price to public.

      5.   Trade date.

      6.   Settlement date (Original Issue Date).

      7.   Stated Maturity Date.

      8.   Net proceeds to the Company.

      9.   Presenting Agent's discount or
           commission.

      10.  Purchase Price.

      11.  Redemption provisions, if any.

      12.  Repayment provisions, if any.

      13.  Whether such Note is being sold to the
           Presenting   Agent   as  principal  or  to  an
           investor   or   other  purchaser  through  the
           Presenting Agent acting as agent for the Company.

      14.   Such other information specified with
            respect to such Note.


   B.  The  Company  will  advise  the Trustee by
       electronic    transmission    of   the   above
       settlement   information   received  from  the
       Presenting  Agent  with  respect to the Global
       Note representing such Book-Entry Note and the name of the Presenting Agent, and the Trustee will assign a CUSIP number to such Global
       Note.


   C. The Trustee will communicate to DTC through
      DTC's  Participant  Terminal System, a pending
      deposit   message   specifying  the  following
      settlement information:


      1.  The   information   set   forth   in
          Settlement Procedure A.

      2.  Identification   numbers   of   the
          participant accounts maintained by DTC on behalf of the Trustee and the Presenting
          Agent.

      3.  Initial Interest Payment Date for such
          Global Note and, if then calculable, the amount of interest payable on such Interest
          Payment Date (which amount shall have been confirmed by the Trustee).



      4.  CUSIP  number  of  the  Global  Note
          representing such Book-Entry Note.

      5.  Whether  such  Global Note represents
          any other Book-Entry Notes.


   D. The Board of Directors of the Company or its Executive Committee or a designee thereof shall approve the final terms of the Global
       Notes.

   E. The Trustee will complete the Global Note representing such Book-Entry Note in a form that has been approved by the Company, the Agents and the Trustee.


   F.  The  Trustee  will authenticate the Global
       Note representing such Book-Entry Note.

   G. DTC will credit such Book-Entry Note to the participant account of the Trustee maintained by DTC.

   H.  The  Trustee  will  enter  an SDFS deliver
       order  through  DTC's  Participating  Terminal
       System  instructing  DTC  (i)  to  debit  such
       Book-Entry  Note  to the Trustee's participant
       account and credit such Book-Entry Note to the
       participant  account  of  the Presenting Agent
       maintained  by  DTC  and  (ii)  to  debit  the
       settlement account of the Presenting Agent and
       credit  the  settlement account of the Trustee
       maintained  by  DTC, in an amount equal to the
       price   of  such  Book-Entry  Note  less  such
       Presenting  Agent's  discount  or  commission.
       Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.


   I.  The  Presenting  Agent  will enter an SDFS
       deliver   order   through   DTC's  Participant
       Terminal  System  instructing DTC (i) to debit
       such Book-Entry Note to the Presenting Agent's
       participant account and credit such Book-Entry
       Note   to   the  participant  account  of  the
       Participants  maintained  by  DTC  and (ii) to
       debit   the   settlement   accounts   of  such
       Participants and credit the settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Book-Entry Note.

   J.  Transfers of funds in accordance with SDFS
       deliver   orders   described   in   Settlement
       Procedures   H   and  I  will  be  settled  in
       accordance with SDFS operating procedures in effect on the Settlement Date.

   K.  Upon  receipt  of  such funds, the Trustee
       will  credit  to  an  account  of  the Company
       identified  to the Trustee funds available for
       immediate use in the amount transferred to the
       Trustee    in   accordance   with   Settlement
       Procedure H.


   L.  The Trustee will send a copy of the Global
       Note to the Company together with a statement setting forth the principal amount of Notes outstanding in accordance with the Mortgage.

   M. The Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participant with respect to such Book-Entry Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

   Settlement Procedures
     Timetable:

   For order of Notes accepted by the Company, Settlement Procedures "A" through "M" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


   Settlement
    Procedure    Time

   A-B      11:00 a.m. on the trade date
   C        2:00 p.m. on the trade date
   D        No  later than the Business Day before day
              of settlement
   E-F      3:00 p.m. on the Business Day before day of
              settlement
   G        10:00 a.m. on day of settlement
   H-I      No  later  than 2:00 p.m. on the day
              prior to day of settlement
   J        4:45 p.m. on day of settlement
   K-M      5:00 p.m. on day of settlement


   Settlement  Procedures  A,  B  and  C  may, if
   necessary,  be  completed at any time prior to
   the  specified times on the first Business Day
   after  the  sale date.  Settlement Procedure J
   is subject to extension in accordance with any
   extension  of Fedwire closing deadlines and in
   the   other   events  specified  in  the  SDFS
   operating procedures in effect on the day of settlement.


   If   settlement   of   a  Book-Entry  Note  is
   rescheduled  or  canceled,  the  Trustee  will
   deliver  to  DTC,  through  DTC's  Participant
   Terminal  System,  a  cancellation  message to
   such  effect  by  no later than 2:00 p.m., New
   York   City   time,   on   the   Business  Day
   immediately preceding the scheduled day of settlement.


 Failure to Settle:


    If the Trustee fails to enter an SDFS deliver
   order   with  respect  to  a  Book-Entry  Note
   pursuant   to   Settlement  Procedure  H,  the
   Trustee  may  deliver  to  DTC,  through DTC's
   Participant   Terminal   System,  as  soon  as
   practicable  a  withdrawal message instructing
   DTC  to  debit  such  Book-Entry  Note  to the
   participant  account of the Trustee maintained
   at  DTC.   DTC  will  process  the  withdrawal
   message,   provided   that   such  participant
   account  contains  a  principal  amount of the
   Global  Note representing such Book-Entry Note
   that is at least equal to the principal amount
   to  be  debited.   If  withdrawal messages are
   processed  with  respect to all the Book-Entry
   Notes   represented  by  a  Global  Note,  the
   Trustee will mark such Global Note "canceled",
   make  appropriate  entries  in its records and
   send such canceled Global Note to the Company.
   The  CUSIP number assigned to such Global Note
   shall, in accordance with CUSIP Service Bureau
   procedures,  be  canceled  and not immediately
   reassigned.    If   withdrawal   messages  are
   processed  with  respect  to  a portion of the
   Book-Entry Notes represented by a Global Note,
   the Trustee will exchange such Global Note for
   two Global Notes, one of which shall represent
   the Global Notes for which withdrawal messages
   are    processed   and   shall   be   canceled
   immediately  after  issuance, and the other of
   which  shall  represent  the  other Book-Entry
   Notes    previously    represented    by   the
   surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.


   If  the purchase price for any Book-Entry Note
   is  not  timely  paid to the Participants with
   respect   to   such  Book-Entry  Note  by  the
   beneficial  purchaser  thereof  (or  a person,
   including  an  indirect  participant  in  DTC,
   acting  on  behalf  of  such  purchaser), such
   Participants  and,  in turn, the related Agent
   may  enter  SDFS  deliver orders through DTC's
   Participant   Terminal  System  reversing  the
   orders    entered   pursuant   to   Settlement
   Procedures H and I, respectively.  Thereafter,
   the   Trustee   will  deliver  the  withdrawal
   message and take the related actions described
   in  the  preceding paragraph.  If such failure
   shall  have occurred for any reason other than
   default by the applicable Agent to perform its
   obligations    hereunder    or    under    the
   Distribution   Agreement,   the  Company  will
   reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.


   Notwithstanding   the   foregoing,   upon  any
   failure to settle with respect to a Book-Entry
   Note,  DTC  may take any actions in accordance
   with  its  SDFS  operating  procedures then in
   effect.   In  the event of a failure to settle
   with  respect to a Book-Entry Note that was to
   have  been  represented  by a Global Note also
   representing   other   Book-Entry  Notes,  the
   Trustee   will  provide,  in  accordance  with
   Settlement   Procedures   E  and  F,  for  the
   authentication and issuance of a Global Note representing such remaining Book-Entry Notes and will make appropriate entries in its records.


  PART III:  PROCEDURES FOR CERTIFICATED NOTES


 Payments of Principal,
   Premium, if any and Interest:


   Principal of and premium, if any, and interest
   on  the Certificated Notes, will be payable in
   immediately   available  funds  to  Registered
   Owners  (as  defined  herein) at the principal
   corporate     trust    office    in    Boston,
   Massachusetts of the Trustee or, at the option of such Registered Owner, at such other office or agency of the Trustee, at such other office or agency of the Company in New York, New York or otherwise pursuant to the Mortgage. The record dates for any payment of interest will be set forth in the Certificated Notes.

   The  Trustee  will  provide  to the Company in
   each  month  prior  to  a  month  in which any
   Certificated  Note  or Notes mature, a list of
   the  principal  and  interest  to  be  paid on
   Certificated   Notes   maturing  in  the  next
   succeeding   month.    The   Trustee  will  be
   responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.


   Certificated Notes presented to the Trustee on the Maturity Date for payment will be canceled and held by the Trustee.


Settlement Procedures:

   Settlement Procedures with regard to each Certificated Note purchased through any Agent, as agent, shall be as follows:



   A.   The  Presenting  Agent  will  advise  the
        Company   by   telephone   of   the  following
        settlement information with regard to each Certificated Note:


      1.    Exact  name in which the Certificated
            Note(s)  is  to be registered (the "Registered
            Owner").

      2.    Exact  address  or  addresses  of the
            Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.


      3.    Taxpayer identification number of the
            Registered Owner.

      4.   Principal amount.

      5.   Terms:

      a)   interest rate
      b)   interest payment dates


      6.   Price to public.


      7.   Trade date.


      8.   Settlement date (Original Issue Date).

      9.   Stated Maturity Date.


      10.  Net proceeds to the Company.

      11.  Presenting   Agent's   discount   or
           commission.

      12.  Purchase Price.

      13.  Redemption provisions, if any.

      14.  Repayment provisions, if any.


      15.  Whether such Note is being sold to the
           Presenting   Agent   as  principal  or  to  an
           investor   or   other  purchaser  through  the
           Presenting Agent acting as agent for the Company.

      16.   Such other information specified with
            respect to such Note.                                              |



   B.   The  Company shall provide to the Trustee
        the above settlement information received from
        the  Presenting  Agent  and  shall  cause  the
        Trustee  to  issue,  authenticate  and deliver
        Certificated  Notes.   The  Company also shall
        provide to the Trustee and/or Presenting Agent a copy of the applicable Pricing Supplement.


  C.   The  Board of Directors of the Company or
       its   Executive   Committee  or  the  designee
       thereof shall approve the final terms of the Certificated Notes.


   D.   With  respect  to each trade, the Trustee
        will  deliver  the  Certificated  Notes to the
        Presenting  Agent  at the following applicable
        address:   Salomon  Brothers  Inc, Seven World
        Trade  Center,  32nd Floor, New York, New York
        10048,  Attention: Legal Department -- Marianne
        Spinelli;  in the case of A.G. Edwards & Sons,
        Inc.,  77  Water  Street, 6th Floor, New York,
        New  York  10004, Attention:  Carlos Velez; or
        in  the  case  of Merrill Lynch & Co., Merrill
        Lynch,  Pierce,  Fenner  & Smith Incorporated,
        Merrill  Lynch  Money  Markets  Clearance,  55
        Water   Street,   Concourse   Level,  N.S.C.C.
        Window,  New  York, New York 10041, Attention:
        Al  Mitchell.  The Trustee will keep a copy of
        such  Certificated Note.  The Presenting Agent
        will  acknowledge  receipt of the Certificated
        Note  through a broker?s receipt and will keep
        a copy of such Certificated Note.  Delivery of
        the   Certificated  Note  will  be  made  only
        against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Certificated Note after deduction of its applicable discount or commission to the Company pursuant to standard wire instructions given by the Company.

   E.   The  Presenting  Agent  will  deliver the
        Certificated Note (with confirmations), as well as a copy of the Prospectus and any applicable Pricing Supplement received from the Trustee to the purchaser against payment in immediately available funds.


   F. The Trustee will send a copy of such Certificated Note to the Company.



 Settlement Procedures
 Timetable:


   For offers accepted by the Company, Settlement
   Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:



   Settlement
   Procedure     Time

   A-B           3:00 P.M. on the trade date
   C             No  later than the Business Day before day
                  of settlement
   D             2:15 P.M. on day of settlement
   E             3:00 P.M. on day of settlement
   F             5:00 P.M. on day of settlement


 Failure to Settle:


   In   the   event   that   a   purchaser  of  a
   Certificated   Note  from  the  Company  shall
   either  fail  to  accept  delivery  of or make
   payment  for  a  Certificated Note on the date
   fixed  for  settlement,  the  Presenting Agent
   will  forthwith  notify  the  Trustee  and the
   Company  by  telephone,  confirmed in writing,
   and   return  the  Certificated  Note  to  the
   Trustee.   The  Trustee,  upon  receipt of the
   Certificated   Note   from   the  Agent,  will
   immediately advise the Company and the Company
   will promptly arrange to credit the account of
   the   Presenting   Agent   in   an  amount  of
   immediately   available  funds  equal  to  the
   amount  previously  paid  by  such  Presenting
   Agent in settlement for the Certificated Note.
   Such  credits  will  be made on the settlement
   date  if  possible, and in any event not later
   than the Business Day following the settlement
   date;  provided  that the Company has received
   notice on the same day.  If such failure shall
   have   occurred  for  any  reason  other  than
   failure  by  such  Presenting Agent to perform
   its   obligations   hereunder   or  under  the
   Distribution   Agreement,   the  Company  will
   reimburse   such   Presenting   Agent   on  an
   equitable  basis  for  its  loss of the use of
   funds  during  the  period when the funds were
   credited   to  the  account  of  the  Company.
   Immediately  upon  receipt of the Certificated
   Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and accordingly notify in writing the Company.


          [END OF EXHIBIT 1 TO FORM S-3]